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                                                                   EXHIBIT 24(a)

                     AMERICAN EXPRESS CREDIT CORPORATION
                              POWER OF ATTORNEY


         American Express Credit Corporation, a Delaware corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Richard K. Goeltz, Vincent P. Lisanke, and Jay B. Stevelman, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and file any documents which may be required relating to the issuance of the Company's Debt Securities and Warrants to purchase Debt Securities in such amounts as may result in proceeds of up to an aggregate of $1,500,000,000 including a registration statement, and any amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterpart.

         IN WITNESS WHEREOF, American Express Credit Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hands as of this 30th day of August, 1997.

                                       AMERICAN EXPRESS CREDIT CORPORATION


                                       By /s/ Vincent P. Lisanke
                                         --------------------------------------
                                         Vincent P. Lisanke
                                         President, Chief Executive
                                         Officer and Director

[Corporate Seal]

Attest:

/s/ Stephen P. Norman
-----------------------------
Stephen P. Norman
Secretary

                                       /s/ Richard K. Goeltz
                                       ----------------------------------------
                                       Richard K. Goeltz

                                       Chairman of the Board


                                       /s/ Vincent P. Lisanke
                                       ----------------------------------------
                                       Vincent P. Lisanke
                                       President, Chief Executive
                                       Officer and Director


                                       /s/ Jay B. Stevelman
                                       ----------------------------------------
                                       Jay B. Stevelman
                                       Treasurer and Director